Exhibit 5.1

100 South Fourth Street, Suite 1000, St. Louis, Missouri, 63102 • 314.889.8000

November 14, 2016

Board of Directors

TTM Technologies, Inc.

1665 Scenic Avenue, Suite 250

Costa Mesa, California 92626

RE: TTM Technologies, Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to TTM Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the proposed public offering from time to time of an indeterminate number of the following securities: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) the Company’s debt securities, including debt securities that may be convertible into or exchangeable for Common Stock or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase the Company’s equity and/or debt securities (the “Warrants”), and (v) units composed of shares of Common Stock, Preferred Stock, Debt Securities and/or Warrants in any combination (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus forming a part of the Registration Statement (the “Base Prospectus”), and as to be set forth in one or more supplements to the Base Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion is based as to matters of law solely on the applicable provisions of the following, as currently in effect: as to the opinions set forth in paragraphs 1 and 2 below, the Delaware General Corporation Law; and as to the opinions set forth in paragraphs 3, 4 and 5, the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as currently amended, as may be further amended and then in effect (the “Certificate”), (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Certificate and applicable certificates of designations, and (iii) at the time of the offer, issuance and sale of any Securities, the Registration Statement (including all necessary post-effective amendments thereto) will have become effective with the U.S. Securities and Exchange Commission (the “Commission”) and no stop order suspending its effectiveness will have been issued and remain in effect.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Warrants and under the unit agreement for any Units, namely, the trustee, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement or unit agreement, as applicable; that such indenture, warrant agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement or unit agreement, as applicable.

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (a) the appropriate and proper authorization by the Company of the terms and issuance of such Securities, including the consideration to be received for such Securities, in accordance with the Certificate and applicable law (the “Authorization”), and (b) the issuance of such Securities in accordance with the Authorization upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

•	with respect to Preferred Stock, the filing and acceptance for record of the applicable certificate of designations classifying the Preferred Stock and setting forth the terms thereof;

•

with respect to Debt Securities, (a) the authorization, execution and delivery by the Company and the other parties thereto of the indenture under which such Debt Securities are to be issued, (b) the establishment of the terms of such Debt Securities, and the execution and delivery of such Debt Securities, in accordance with the applicable indenture under which such Debt Securities are to be issued and applicable law, and (c) the authentication of the

Debt Securities by the indenture trustee (the “Trustee”) in accordance with the applicable indenture; and

•	with respect to Warrants and/or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in accordance with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock (including any shares of Common Stock that are duly issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into shares of Common Stock or upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Upon the Future Authorization and Issuance of shares of Preferred Stock (including any shares of Preferred Stock that are duly issued upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such exercise), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will constitute valid and legally binding obligations of the Company.

4. Upon the Future Authorization and Issuance of Warrants, such Warrants will constitute valid and legally binding obligations of the Company.

5. Upon the Future Authorization and Issuance of Units, and assuming that any underlying Securities not issued by the Company that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and legally binding obligations of the Company.

The opinions expressed in paragraphs 3, 4 and 5 above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Polsinelli PC under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Polsinelli PC

Polsinelli PC